Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-267973) of Upland Software, Inc.,
(2)	Registration Statement (Forms S-8 No. 333-279970, 333-276434, 333-270221, 333-263201, 333-253613, 333-236945, 333-230628, 333-223902, 333-217049, 333-211560, 333-203574, and 333-199961) pertaining to the 2024 Omnibus Incentive Plan, 2014 Equity Incentive Plan as amended, and the Amended and Restated 2010 Stock Plan of Upland Software, Inc.;
of our reports dated February 22, 2024, except for the effect of the material weakness as to which the date is November 7, 2024, with respect to the consolidated financial statements of Upland Software, Inc. and the effectiveness of internal control over financial reporting of Upland Software, Inc. included in this Annual Report (Form 10-K/A) of Upland Software, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP
Austin, Texas
November 7, 2024